UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 22, 2011

Cano Petroleum, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32496	77-0635673
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 North Belt Line Road, Suite 200, Irving, Texas	75063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 687-0030

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 22, 2011, Cano Petroleum, Inc. (“Cano”) received a letter from NYSE Amex LLC (the “Exchange”) indicating that the timely filing of Cano’s Form 10-Q for the period ended September 30, 2011 is a condition for Cano’s continued listing on the Exchange, as required by Sections 134 and 1101 of the Exchange’s Company Guide (the “Company Guide”).  Further, Cano’s failure to timely file this report is a material violation of Cano’s listing agreement with the Exchange and therefore, pursuant to Section 1003(d) of the Company Guide, the Exchange is authorized to suspend and remove Cano’s securities from the Exchange unless action is taken to bring the Company into compliance with Sections 134 and 1101 of the Company Guide by no later than February 20, 2012.

Further, the Staff of NYSE Regulation’s corporate compliance department (the “Staff”) advised Cano that its common stock may not be suitable for auction market trading due to its low trading price.  The Staff further advised Cano that, pursuant to Section 1003(f)(v) of the Company Guide, Cano’s continued listing on the Exchange is predicated on its effectuation of a reverse split within a reasonable period of time, which the Staff has determined to be no later than May 22, 2012.  As a result of the foregoing, Cano has become subject to Section 1009 of the Company Guide, which promulgates the procedures to be followed with respect to companies identified as being below the Exchange’s continued listing policies and standards.

The Exchange previously cited Cano for equity and financial impairment deficiencies on October 26, 2011 and requested that a detailed plan to regain compliance be submitted by November 28, 2011.  The Staff has requested that Cano’s plan address the new deficiencies identified in the November 22, 2011 letter from the Exchange.  The Corporate Compliance Department management of the Exchange will evaluate Cano’s plan and determine whether it reasonably demonstrates Cano’s ability to regain compliance with the continued listing standards by the relevant deadlines.  If the Exchange accepts the Company’s plan, the Company may be able to continue its listing during the plan periods, provided that the Company demonstrates progress consistent with its plan and complies with other applicable Exchange listing qualifications.  If the Company fails to submit a satisfactory plan or fails to demonstrate progress consistent with the plan accepted by the Exchange, the Exchange may initiate delisting procedures.  During the plan period, the Company will be subject to periodic review to determine whether the Company is making progress consistent with the plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: November 30, 2011
	By:	/s/ John H. Homier
John H. Homier
Chief Financial Officer